Exhibit 15

July 22, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated July 22, 2025 on our review of interim financial information of RTX Corporation, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-3 (No. 333-267564) and S-8 (Nos. 333-273420, 333-273414, 333-234085, 333-228649, 333-225839, 333-197704, 333-175781, 333-150643, 333-125293, 333-110020, and 333-100724) of RTX Corporation.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts